Exhibit 99.1

Notification of buy-back

Announcement Summary

Name of entity

JANUS HENDERSON GROUP PLC

Announcement type

New announcement

Date of this announcement

2/8/2021

ASX Security code and description of the class of +securities the subject of the buy-back

JHG : CHESS DEPOSITARY INTERESTS 1:1

The type of buy-back is:

On market buy-back

Refer to next page for full details of the announcement

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Notification of buy-back

Part 1 - Entity and announcement details

1.1 Name of entity

JANUS HENDERSON GROUP PLC

We (the entity named above) provide the following information about our buy-back.

1.2 Registration number type	Registration number

ABN	67133992766

1.3 ASX issuer code

JHG

1.4 The announcement is

New announcement

1.5	Date of this announcement

2/8/2021

1.6	ASX Security code and description of the class of +securities the subject of the buy-back

JHG : CHESS DEPOSITARY INTERESTS 1:1

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Notification of buy-back

Part 2 - Type of buy-back

2.1 The type of buy-back is:

On market buy-back

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Notification of buy-back

Part 3 - Buy-back details

Part 3A - Details of +securities, price and reason

3A.1 Total number of +securities on issue in the class of
+securities to be bought back

31,302,794

3A.4 Does the entity intend to buy back a minimum
number of +securities

No

3A.5 Does the entity intend to buy back a maximum
number of securities

No

3A.6 Name of broker or brokers who will offer to buy back +securities on the entity's behalf

Broker name:

Citigroup Global Markets Australia Pty Limited (CGMA)

3A.9 Are the +securities being bought back for a cash consideration?

Yes

3A.9a Is the price to be paid for +securities bought back known?

No

3A.9a.1 In what currency will the buy-back consideration be paid?

AUD - Australian Dollar

Part 3B - Buy-back restrictions and conditions

3B.1 Does the buy-back require security holder approval?

No

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Notification of buy-back

Part 3C - Key dates

On-market buy-back

3C.2 Proposed buy-back start date

3/8/2021

3C.3 Proposed buy-back end date

31/3/2022

Part 3D - Other Information

3D.1 Any other information the entity wishes to notify to ASX about the buy-back

The Company intends to spend an aggregate maximum amount of up to US$200 million on the buy-back (across both ASX and NYSE).

CDIs will be bought on-market by CGMA as principal and as instructed by the Company. The CDIs will then be transferred to the Company by way of one or more special crossings. Purchased CDIs will be converted to ordinary shares and such ordinary shares will be cancelled by the Company.

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